Exhibit 99.1

November 8, 2017

We are pleased to report the financial results for Union Bankshares, Inc. for the three and nine months ended September 30, 2017. Consolidated net income for the three months ended September 30, 2017 was $2.4 million, or $0.53 per share, compared to $2.3 million, or $0.51 per share, for the same period in 2016. Consolidated net income year to date improved 5.9% to $6.5 million or $1.46 per share, compared to $6.2 million, or $1.38 per share, for the same period in 2016.

Thus far this year our loan portfolio has grown $52.1 million, or 9.8%, compared to the same period last year, with much of the growth coming from municipal loans, residential construction loans, and commercial real estate loans. We have a solid pipeline of quality loans and expect good growth in the fourth quarter as well. In addition, deposits have grown $34.4 million, or 6.0%, compared to the same period last year. Both our loan and deposit growth are the result of purposeful initiatives, primarily direct calling on prospective customers, intended to generate this growth.

Though some say that this year’s fall colors were muted, it has only taken slight ventures off of the beaten paths to find spectacular foliage. The unusually mild and rainless weeks this fall have created both an excellent tourism season as well as concerns about local forest fires in our region. In general, the economy in the regions we serve continue to improve with business concerns shifting from lack of customers to lack of available employees.

On October 18, 2017 the Board of Directors voted to terminate Union Bank’s Defined Benefit Pension Plan (DBPP). The DBPP was frozen in October of 2012 at which time the existing 401k Defined Contribution Retirement Plan was significantly enhanced. The DBPP was frozen due to the rapidly escalating cost of maintaining the plan as well as balance sheet volatility caused by swings in the market value of the plan assets. Although the plan is in a frozen status there continues to be on going risks that changes in economic conditions could negatively impact the performance of the plan assets resulting in unexpected adjustments to your Company’s financial statements. The Board of Directors carefully weighed the options with terminating the pension plan, including the impact on plan participants, and determined 2018 is the appropriate time to terminate the plan.

Based on the estimated value of assets held in the DBPP, the Company currently estimates that a cash contribution of approximately $1.1 million will be required to fully fund the DBPP’s liabilities at termination. In addition, the Company expects to record a charge to earnings of $3.2 million at termination, which is expected to occur during the fourth quarter of 2018. Actual amounts may differ from these estimates. Although the estimated charge to earnings is significant, your Company will remain well capitalized as defined by current regulatory guidance. Also, we do not expect the termination of the plan in 2018 to negatively affect plan participants nor impact future dividend payments.

Additional action taken by the Board of Directors on October 18, 2017 was the declaration of a regular quarterly cash dividend of $0.29 per share payable November 8, 2017 to shareholders of record as of October 28, 2017. Please find enclosed your dividend check or advice of deposit. As a reminder, you may have your dividend payment deposited electronically to your bank of choice, which naturally we hope is Union Bank. Please contact Kristy Adams Alfieri at 802.888.0982 or at kadamsalfieri@unionbankvt.com.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 17 banking offices and three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 125 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has recently been named, for the fourth consecutive year, the USDA RD Vermont Home Lender of the year. Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
								Neil J. Van Dyke-Vice Chairman	David S. Silverman - President & CEO
ASSETS	SEPT. 30, 2017	SEPT. 30, 2016	SEPT. 30, 2017		SEPT. 30, 2016	SEPT. 30, 2017	SEPT. 30, 2016	Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer

								Dawn D. Bugbee	John H. Steel - Secretary
				(3 months ended)		(9 months ended)
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Cash and Due from Banks	$3,512	$3,952	Interest Income	$7,397	$6,786	$21,337	$19,922
								Timothy W. Sargent	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	8,885	31,622	Interest Expense	587	471	1,640	1,503	David S. Silverman
			Net Interest Income	6,810	6,315	19,697	18,419	John H. Steel	REGIONAL ADVISORY BOARD MEMBERS
Interest Bearing Deposits in Banks	8,356	9,753						Schuyler W. Sweet
			Provision for Loan Losses	150	—	150	150
Investment Securities	64,970	60,670	Net Interest Income After Provision for Loan Losses	6,660	6,315	19,547	18,269	Union Bank	Michael R. Barrett - St. Johnsbury
Loans Held for Sale	5,675	10,214							Joel S. Bourassa - Northern NH
			Trust Income	179	171	548	523	DIRECTORS	Steven J. Bourgeois - St. Albans
Loans, net	579,651	523,010	Noninterest Income	2,327	2,633	6,524	7,064	Kenneth D. Gibbons-Chairman	Stanley T. Fillion - Northern NH
								Neil J. Van Dyke-Vice Chairman	Rosemary H. Gingue - St. Johnsbury
Reserve for Loan Losses	(5,259)	(5,226)	Noninterest Expenses:					Steven J. Bourgeois	John M. Goodrich - St. Johnsbury
			Salaries & Wages	2,570	2,622	7,642	7,522	Dawn D. Bugbee	Richard L. Isabelle - St. Johnsbury
Premises and Equipment, net	13,244	13,377						John M. Goodrich	Christopher M. Knapp - Northern NH
			Pension & Employee Benefits	954	865	2,784	2,659	Nancy C. Putnam	Coleen K. Kohaut - St. Albans
Accrued Interest & Other Assets	26,053	25,207						Timothy W. Sargent	Justin P. Lavely - St. Johnsbury
			Occupancy Expense, net	320	297	1,073	923	David S. Silverman	Daniel J. Luneau - St. Albans
Total Assets	$705,087	$672,579						John H. Steel	Mary K. Parent - St. Johnsbury
			Equipment Expense	532	553	1,589	1,603	Schuyler W. Sweet	Samuel H. Ruggiano - St. Albans
									David S. Silverman - All
			Other Expenses	1,565	1,687	4,665	4,828		Schuyler W. Sweet - Northern NH

			Total	5,941	6,024	17,753	17,535	Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	SEPT. 30, 2017	SEPT. 30, 2016
			Income Before Taxes	3,225	3,095	8,866	8,321
			Income Tax Expense	855	827	2,339	2,155	VERMONT
Noninterest Bearing Deposits	$119,203	$116,381
			Net income	$2,370	$2,268	$6,527	$6,166	Barre	Loan Center
Interest Bearing Deposits	387,707	350,376							14 North Main Street	802.476.0062
			Earnings per share	$0.53	$0.51	$1.46	$1.38	Danville	421 Route 2 East	802.684.2211
Time Deposits	99,714	105,429						Fairfax	Jct. Routes 104 & 128	802.849.2600
			Book Value Per Share			$13.36	$12.74	Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	32,520	37,513						Jeffersonville	5062 VT Route 15	802.644.6600
								Johnson	198 Lower Main Street	802.635.6600
Accrued Interest & Other Liabilities	6,336	6,075						Lyndonville	183 Depot Street	802.626.3100
								Morrisville	20 Lower Main Street	802.888.6600
Common Stock	9,876	9,869							65 Northgate Plaza	802.888.6860
								Newport	Loan Center
Additional Paid-in Capital	753	605							325 East Main Street	802.334.0750
								St. Albans	15 Mapleville Depot	802.524.9000
Retained Earnings	55,731	51,989						St. Johnsbury	364 Railroad Street	802.748.3131
Accumulated Other Comprehensive Loss	(2,692)	(1,635)							325 Portland Street	802.748.3121
								S. Burlington	Loan Center
									30 Kimball Avenue	802.865.1000
Treasury Stock at Cost	(4,061)	(4,023)						Stowe	47 Park Street	802.253.6600
								NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$705,087	$672,579						Groveton	3 State Street	603.636.1611
Standby letters of credit were $1,584,000 and $1,624,000 at September 30, 2017 and 2016, respectively.								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								N. Woodstock	155 Main Street	603.745.2488